Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the common stock of Ondas, Inc. shall be filed on behalf of the undersigned.

LAURENCE E. HIRSCH

Signature:	Nicholas Thicksten
Name/Title:	Attorney-In-Fact
Date:	07/06/2026

HIGHLANDER PARTNERS, L.P.

Signature:	Chris McRorie
Name/Title:	Vice President, General Counsel & Secretary
Date:	07/06/2026

HIGHLANDER PARTNERS GP, LLC

Signature:	Chris McRorie
Name/Title:	Vice President, General Counsel & Secretary
Date:	07/06/2026

HIGHLANDER PARTNERS DEFENSE, LLC

Signature:	Chris McRorie
Name/Title:	Attorney-In-Fact
Date:	07/06/2026

DZYNE MANAGEMENT HOLDINGS, LLC

Signature:	Chris McRorie
Name/Title:	Attorney-In-Fact
Date:	07/06/2026